Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SUITE 2000 SAN FRANCISCO, CA 94104 +1 415 772 1200 +1 415 772 7400 FAX AMERICA • ASIA PACIFIC • EUROPE

May 16, 2025

Atara Biotherapeutics, Inc.

1280 Rancho Conejo Blvd

Thousand Oaks, California 91320

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-275256, filed by Atara Biotherapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which was initially filed with the SEC on November 1, 2023 and declared effective by the SEC on November 13, 2023 (the “Registration Statement”). Pursuant to the Registration Statement, the Company is issuing up to 834,237 shares (the “Shares”) of its common stock, $0.0001 par value per share and pre-funded warrants (the “Warrants”) to purchase up to 1,587,108 shares of its common stock, $0.0001 par value per share (the “Warrant Shares” and, together with the Shares and Warrants, the “Securities”). The Securities are to be sold by the Company pursuant to that certain underwriting agreement dated May 14, 2025 (the “Underwriting Agreement”) between the Company and TD Securities (USA) LLC, as representative (the “Representative”) of the underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Underwriting Agreement, the form of the Warrants, the Company’s certificate of incorporation, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation dated June 18, 2024, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The issuance and sale of the Shares and Warrants covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Warrants will be valid and binding obligations of the Company when such Warrants shall have been duly executed and registered and duly delivered to the Underwriters against payment of the agreed consideration therefor, in accordance with the Underwriting Agreement.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

2.

The issuance of the Warrant Shares covered by the Registration Statement pursuant to the Warrants has been duly authorized by the Company, and such Warrant Shares will be validly issued, fully paid and non-assessable when certificates representing such Warrant Shares shall have been duly executed and registered and duly delivered to the holders thereof against payment of the exercise price therefor or, if any such Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of Warrant Shares to the holders thereof against payment of the exercise price therefor, in each case in accordance with the terms of the Warrants.

3.

The issuance of the Shares covered by the Registration Statement has been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed and registered and duly delivered to the holders thereof against payment of the purchase price therefor or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the holders thereof against payment of the purchase price therefor, in each case in accordance with the terms of the Underwriting Agreement.

In rendering the opinions set forth in paragraphs 1, 2 and 3 of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Shares and Warrant Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the certificate of incorporation and bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s certificate of incorporation as then in effect.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP